Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statements (Form S-3 Nos. 333-137608, 333-145836 and 333-149117) of Dynavax Technologies Corporation and in the related Prospectuses,

(2) Registration Statements (Form S-3/A Nos. 333-139664, 333-134688 and 333-147455) of Dynavax Technologies Corporation and in the related Prospectuses, and

(3) Registration Statements (Form S-8 Nos. 333-113220, 333-136345, 333-145094 and 333-152819) pertaining to the 1997 Equity Incentive Plan, the 2004 Stock Incentive Plan and the 2004 Employee Stock Purchase Plan of Dynavax Technologies Corporation; of our reports dated March 4, 2009, with respect to the consolidated financial statements of Dynavax Technologies Corporation and the effectiveness of internal control over financial reporting of Dynavax Technologies Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP

San Francisco, California

March 4, 2009